UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2012

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 4, 2012 (the “Annual Meeting”), the stockholders of Cadence Design Systems, Inc. (“Cadence”) voted on the following matters, which are described in detail in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 20, 2012:

1.	A proposal to elect eight (8) directors of Cadence to serve until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal, was approved as set forth below.

Nominee	For	Against	Abstain	Broker Non-Votes

Susan L. Bostrom	224,966,720	2,283,401	182,450	29,063,195

Donald L. Lucas	223,200,175	4,052,813	179,583	29,063,195

Dr. James D. Plummer	226,174,114	1,070,447	188,010	29,063,195

Dr. Alberto Sangiovanni-Vincentelli	225,151,152	2,127,677	153,742	29,063,195

George M. Scalise	223,373,539	3,891,867	167,165	29,063,195

Dr. John B. Shoven	218,126,479	9,137,961	168,131	29,063,195

Roger S. Siboni	224,982,134	2,269,450	180,987	29,063,195

Lip-Bu Tan	209,416,048	17,876,281	140,242	29,063,195

2.	A proposal to approve the amendment and restatement of the 1995 Directors Stock Option Plan (the “Directors Plan”) was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
155,891,993	71,393,430	147,148	29,063,195

3.	A proposal to approve an increase in the number of authorized shares of common stock reserved for issuance under the Directors Plan from 3,050,000 shares to 3,550,000 shares was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
155,638,625	71,646,858	147,088	29,063,195

4.	A non-binding advisory resolution approving executive compensation was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
220,849,579	6,323,151	259,841	29,063,195

5.	A proposal to ratify the selection of KPMG LLP as Cadence’s independent registered public accounting firm for the fiscal year ending December 29, 2012 was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
254,501,341	1,670,824	323,601	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary